December 18, 2023

Adam Laponis
[***]

Re:    EMPLOYMENT AGREEMENT
Dear Adam:
On behalf of Twist Bioscience Corporation, a Delaware corporation (the “Company”), I am pleased to offer you employment with the Company on the terms and conditions set forth in this employment agreement (the “Agreement”), with your employment commencing on or about January 8, 2024 (the actual date you commence employment with the Company, the “Start Date”).
1.Duties and Scope of Employment.
(a)Position. For the term of your employment under this Agreement (your “Employment”), the Company agrees to employ you in the position of Chief Financial Officer. You shall report to the Company’s Chief Executive Officer (your “Supervisor”). You shall perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by your Supervisor.
(b)Obligations to the Company. During your Employment, you shall devote your full business efforts and time to the Company and shall not assist any person or entity in competing with the Company or in preparing to compete with the Company. During your Employment, without the prior written approval of the Chief Executive Officer, you shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or own more than five percent (5%) of the stock of any other corporation. Notwithstanding the foregoing, you may serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, or manage personal investments without such advance written consent, provided that such activities do not individually or in the aggregate interfere with the performance of your duties under this Agreement. You shall comply with the Company’s policies and rules, as they may be in effect from time to time during your Employment.
(c)No Conflicting Obligations. You represent and warrant to the Company that you are under no obligations or commitments, whether contractual or otherwise, that are inconsistent with your obligations under this Agreement. In connection with your Employment, you shall not use or disclose any trade secrets or other proprietary information or intellectual property in which you or any other person has any right, title or interest and your Employment

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shall not infringe or violate the rights of any other person. You represent and warrant to the Company that you have returned all property and confidential information belonging to any prior employer.
2.Cash Compensation, Employee Benefits, Equity.
(a)Salary. The Company shall pay you as compensation for your services a base salary of $450,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. The annual compensation specified in this subsection (a), together with any modifications in such compensation that the Company may make from time to time, is referred to in this Agreement as “Base Salary.” Your Base Salary may be reviewed on an annual basis by the Board or a Compensation Committee of the Board (the “Compensation Committee”) based upon available market data.
(b)Signing Bonus. In addition, you will have the opportunity to earn a one- time signing bonus of $195,000 (the “Signing Bonus”). The Signing Bonus will be advanced to you, less applicable withholdings and required deductions, within thirty (30) days following your Start Date, subject to your continued employment through such payment date. You will earn, and be permitted to retain, the full amount of the Signing Bonus if you remain employed by the Company through the one (1) year anniversary of your Start Date. By signing below, you acknowledge and agree that, if before such one (1) year anniversary date, the Company terminates your employment for Cause (as defined below) or you resign from Employment without Good Reason (as defined below), you will be required to immediately re-pay the full gross amount of the Signing Bonus no later than thirty (30) days following the last day of your employment with the Company.
(c)Incentive Bonus. You shall be eligible to be considered for an annual incentive bonus each fiscal year during the term of your Employment under this Agreement based upon the achievement of certain objective or subjective criteria established by the Board, the Compensation Committee, and/or the senior management of the Company (each, an “Incentive Bonus”). Your eligibility to earn an annual Incentive Bonus and the target amount of such bonus shall be governed by the terms and conditions as determined by the Board, the Compensation Committee and/or the senior management of the Company each calendar year. Commencing with the 2024 fiscal year, the target amount for any such annual Incentive Bonus will be fifty-five percent (55%) of your Base Salary (the “Target Incentive Bonus Amount”). The determinations of the Board, the Compensation Committee, and/or the senior management of the Company with respect to any Incentive Bonus shall be final and binding. Any Incentive Bonus for a fiscal year shall be paid no later than the date that is two and one half (2½) months after the close of the calendar year in which such fiscal year ends, but only if you have continued in employment with the Company until September 30 of such applicable fiscal year.
(d)Employee Benefits. During your Employment, you shall be eligible to participate in the employee benefit plans maintained by the Company and generally available to similarly situated employees of the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

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(e)Equity. Effective as of, and contingent upon, the Start Date, as a material inducement to your acceptance of Employment with the Company, the Company will grant you an initial equity award of 50,000 restricted stock units (“RSUs” and such award, the “RSU Award”) under the Company’s Inducement Equity Incentive Plan (the “Plan”). You will be expected to execute a Restricted Stock Unit Award Agreement for the RSU Award (the “Award Agreement”), in the form previously approved for use with the Plan by the Board, and agree to be subject to such terms and conditions as set forth in the Plan and the Award Agreement. The RSU Award will vest as follows: 25% of the RSUs subject to the RSU Award shall vest on the one (1)- year anniversary of the Start Date (the “Vesting Commencement Date”), and 1/16 of the RSUs subject to the RSU Award shall vest on each quarterly anniversary (or the last day of the month if no such day exists) of the Vesting Commencement Date thereafter, for a total vesting period of 48 months, subject to your continuous status as a Service Provider (as defined in the Plan) through each vesting date. The RSU Award represents a negotiated element of your compensation and is intended to be granted pursuant to the inducement grant exception under the applicable NASDAQ rules.
Additionally, the Company will grant you an initial equity award of 70,000 performance stock units (“PSUs” and such award, the “PSU Award”) under the Plan. You will be expected to execute a Performance Stock Unit Award Agreement for the PSU Award (the “PSU Agreement”), in the form previously approved for use with the Plan by the Board, and agree to be subject to such terms and conditions as set forth in the Plan and the PSU Agreement. The PSU Award will vest as follows: 50,000 of the PSUs subject to the PSU Award shall vest pursuant to the terms of the fiscal year 2024 PSU program for other Company executives similarly situated to you, and the remaining 20,000 of the PSUs subject to the PSU Award shall vest pursuant to the terms of the fiscal year 2024 cash balance measurement program for other Company executives similarly situated to you.

3.Termination.
(a)Employment at Will. Your Employment shall be “at will,” meaning that either you or the Company shall be entitled to terminate your Employment at any time and for any reason, with or without notice or Cause, as defined in Section 4 below. Any contrary representations that may have been made to you shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between you and the Company on the “at-will” nature of your Employment, which may only be changed in an express written agreement signed by you and a duly authorized member of the Compensation Committee.
(b)Rights Upon Termination. Subject to Section 4 below, upon the termination of your Employment, you shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination.
4.Severance Pay.
(a)General Release. Any other provision of this Agreement notwithstanding, Subsections 4(b) and 4(c) shall not apply unless you (i) have returned all Company property in

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your possession, and (ii) have executed a general release of all claims (the “Release”) that you may have against the Company or persons affiliated with the Company in a form prescribed by the Company (collectively, the “Conditions”). The Release must be in the form that is reasonably acceptable to you and the Company. The Company shall deliver the Release to you within ten
(10) days after your Separation (as defined below). You must satisfy the Conditions within sixty
(60) calendar days following your Separation (the “Deadline”).
(b)Severance Pay Not in Connection with Change in Control. If, other than during the period commencing on a Change in Control (as defined below) and ending on the twenty-four (24) month anniversary of such Change in Control, inclusive, you experience a Separation as a result of (i) your resignation from Employment for Good Reason (as defined below) or (ii) the Company’s termination of your Employment for any reason other than (A) Cause (as defined below), (B) death or (C) Disability (as defined below) (the Separation as a result of (i) or (ii) shall be known as an “Involuntary Termination”), then, in addition to the amounts payable in accordance with Section 3(b), the Company shall pay you with the following severance benefits:
(i) your Base Salary for a six (6) month period (the “Severance Period”); plus (ii) a pro-rata Incentive Bonus in respect of the fiscal year including the date of the Involuntary Termination in an amount equal to (x) the Incentive Bonus calculated based on actual performance for the applicable fiscal year multiplied by (y) a fraction, the numerator of which is the number of days you were employed with the Company during the year and the denominator of which is 365 days, which will be payable to the you at the same time that the Company normally pays its bonuses to other employees (but in no event later than March 15th of the year following the year that includes the Involuntary Termination); plus (iii) the health care premiums for you and your dependents under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period equal in length to the Severance Period, commencing on the first date on which you and your dependents lose health care coverage under the Company’s health plans as a result of your Involuntary Termination, provided that you and your dependents are eligible for COBRA with respect to the Company’s health plans and timely elect COBRA. The payment of such monthly COBRA premiums will be taxable to the extent required to avoid adverse consequences to you or the Company under either Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”) or the Patient Protection and Affordable Care Act of 2010. Your Base Salary shall be paid at the rate in effect at the time of your Involuntary Termination (ignoring any reduction in Base Salary that resulted in a resignation for Good Reason) in accordance with the Company’s standard payroll procedures on the Company’s payroll dates for a period equal in length to the Severance Period, commencing on the Company’s first regular payroll date following the last day of the Deadline, and shall be subject to all applicable withholdings; provided that the first payment shall include all amounts that would have been paid had payment commenced on the first payroll date following your termination of Employment.
(c)Severance Pay in Connection with Change in Control. If, during the period commencing on a Change In Control and ending on the twenty-four (24) month anniversary of such Change in Control, you experience an Involuntary Termination, inclusive, then, in lieu of the amounts payable in accordance with Section 3(b), the Company shall instead pay you severance pay equal to (i) your Base Salary for a twelve (12) month period (the “CIC Severance Period”) plus (ii) an amount equal to one (1) times the average of your annual Incentive Bonus

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paid to you with respect to the two (2) years immediately preceding the year in which your Involuntary Termination occurs plus (iii) a pro-rata Incentive Bonus in respect of the fiscal year including the date of the Involuntary Termination in an amount equal to (x) the Target Incentive Bonus Amount applicable to the year in which your Involuntary Termination occurs multiplied by (y) a fraction, the numerator of which is the number of days you were employed with the Company during the year and the denominator of which is 365 days plus (iv) the health care premiums for you and your dependents under COBRA for a period equal in length to the CIC Severance Period, commencing on the first date on which you and your dependents lose health care coverage under the Company’s health plans as a result of your Involuntary Termination, provided that you and your dependents are eligible for COBRA with respect to the Company’s health plans and timely elect COBRA plus (v) vesting acceleration with respect to your shares of the Company’s Common Stock, options to purchase shares of the Company’s Common Stock, awards of RSUs and any other equity awards granted to you by the Company that vest based solely upon satisfaction of a time-based vesting schedule (collectively, the “Company Timed-Based Equity”), such that you shall become vested in one hundred percent (100%) of the Company Time-Based Equity that is unvested and outstanding as of the date of your Involuntary Termination plus (vi) vesting acceleration with respect to any equity awards granted to you by the Company that include a performance-based vesting requirement (the “Company Performance-Based Equity” and together with the Company Time-Based Equity, the “Company Equity”), such that you shall become vested in the greater of the amount that would become vested based on: (x) achievement at one hundred percent (100%) of target with respect to the Company Performance-Based Equity, or (y) the actual performance with respect to the Company Performance-Based Equity. The payment of such monthly COBRA premiums will be taxable to the extent required to avoid adverse consequences to you or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010. Your Base Salary shall be paid at the rate in effect at the time of the termination of your Employment (ignoring any reduction in Base Salary that resulted in a resignation for Good Reason). The severance pay set forth in this Section 4(c), collectively the Base Salary in (i) and the bonuses in (ii) and (iii), shall be aggregated for a total cash severance amount, which shall be paid in substantially equal installments in accordance with the Company’s standard payroll procedures on the Company’s payroll dates for a period equal in length to the CIC Severance Period, commencing on the Company’s first regular payroll date following the last day of the Deadline, and shall be subject to all applicable withholdings; provided that the first payment shall include all amounts that would have been paid had payment commenced on the first payroll date following your termination of Employment. For the avoidance of doubt, upon an Involuntary Termination, you shall be eligible to receive the severance pay and benefits set forth in either Section 4(c) or Section 4(b) above, but not both.
(d)This Section 4, including (without limitation) the severance pay and benefits set forth in Section 4(b) and Section 4(c), shall be in effect for three (3) years from the Start Date (the “Initial Term Expiration Date”), provided that upon the Initial Term Expiration Date, and each subsequent anniversary of such date, if applicable, the term of your employment under this Agreement will automatically by extended by one (1) year, unless either party hereto provides the other party with written notice as least ninety (90) days before the Initial Term Expiration Date, or such subsequent anniversary of such date, if applicable, of such party’s decision not to extend the term of employment under this Agreement any further. Notwithstanding

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the foregoing, your employment under this Agreement may be terminated at any time before or after the Initial Term Expiration Date, in accordance with Section 3 above.
(e)Internal Revenue Code Section 409A. For purposes of Code Section 409A, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), each payment that is paid pursuant to this Agreement is hereby designated as a separate payment. The parties intend that all payments made or to be made under this Agreement comply with, or are exempt from, the requirements of Section 409A so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be so exempt. Notwithstanding anything stated herein to the contrary, the severance pay provided in connection with your Involuntary Termination under this Section 4 is intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) and to the extent it is exempt pursuant to such section it shall in any event be paid no later than the last day of your second taxable year following the taxable year in which your Involuntary Termination has occurred; provided that, to the extent that such severance and any other payments paid to you in connection with your Involuntary Termination does not qualify or otherwise exceeds the limit set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) or any similar limit promulgated by the Treasury or the IRS, the portion of the severance pay that does not qualify or otherwise exceeds such limit, as determined by the Company in its sole discretion, shall be paid by no later than the fifteenth (15th) day of the third (3rd) month following the end of your first tax year in which your Involuntary Termination occurs, or, if later, the fifteenth (15th) day of the third (3rd) month following the end of the Company’s first tax year in which your Involuntary Termination occurs, as provided in Treasury Regulation Section 1.409A-1(b)(4).
To the extent that any COBRA payment premiums set forth in Section 4(b) or 4(c) above or any other reimbursements or in-kind benefits under this Agreement or otherwise are not exempt from Section 409A, then (i) the benefits provided during any calendar year may not affect the benefits to be provided in any other calendar year; (ii) any payment of COBRA premiums or such other reimbursements or in-kind benefits shall be made on or before the earlier of the last day of the calendar year following the calendar year in which such expense was incurred and the end of the second calendar year following the year of the Involuntary Termination; and (iii) the right to such benefits shall not be subject to liquidation or exchange for another benefit.
Notwithstanding the above, if any of the severance pay provided in connection with your Involuntary Termination does not qualify for any reason to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) or Treasury Regulation Section 1.409A- 1(b)(4) or any other applicable exemption and you are deemed by the Company at the time of your Involuntary Termination to be a “specified employee,” as defined in Treasury Regulation Section 1.409A-1(i), each such severance payment shall not be made or commence until the date which is the first (1st) business day of the seventh (7th) month after your Involuntary Termination and the installments that otherwise would have been paid during the first six (6) months after your Involuntary Termination shall be paid in a lump sum on the first (1st) business day of the seventh (7th) month after your Involuntary Termination, with any remaining severance pay to be paid in accordance with the schedule set forth in Section 4(b) or 4(c) above, as applicable. Such deferral shall only be effected to the extent required to avoid adverse tax treatment to you, including (without limitation) the additional twenty percent (20%) federal tax for which you would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral.

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(f)Definition of “Change in Control”. “Change in Control” shall have the meaning ascribed to in the Plan, unless otherwise provided for in an Award Agreement (as defined in the Plan).
(g) Definition of “Cause”. For all purposes under this Agreement, “Cause” shall mean:
(i)         Any material breach by you of this Agreement, the Confidentiality Agreement (as defined below), any agreement between you and the Company evidencing Company Equity (the “Equity Documentation”), or any other written agreement between you and the Company, which breach to the extent deemed curable by the Board is not cured within ten (10) business days after written notice thereof from the Company;
(ii)             Any material failure by you to comply with the Company’s written policies or rules, including (without limitation) the Company’s ethics or insider trading policies, as they may be in effect from time to time during your Employment, which breach to the extent deemed curable by the Board is not cured within ten (10) business days after written notice thereof from the Company;
(iii)Your repeated failure to follow reasonable and lawful instructions from the Board, which failure is not cured within ten (10) business days after written notice thereof from the Company;
(iv)Commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State by you if such felony is work-related, impairs your ability to perform services for the Company in accordance with this Agreement, or results in a loss to the Company or damage to the reputation of the Company;
(v) Your misappropriation of funds or property of the Company;
(vi) Gross neglect of your duties;
(vii)Your act or omission that results directly or indirectly in material financial accounting improprieties for the Company;
(viii) Your failure to cooperate with a government investigation; or
(ix)Any gross or willful misconduct by you resulting in a loss to the Company or damage to the reputation of the Company.
(h)Definition of “Good Reason”. For all purposes under this Agreement, “Good Reason” shall mean that you resign within ninety (90) days after one of the following conditions has come into existence without your written consent:

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December 18, 2023

(i)A material diminution in your authority, duties or responsibilities;
(ii)A material reduction of your annual Base Salary; provided, however, that prior to a Change in Control, it shall not be Good Reason if there is a corresponding reduction in the base salaries of all other executive officers of the Company;
(iii)A material change in the geographic location at which you must perform services (a change in location of your office will be considered material only if it increases your current one-way commute by more than fifty (50) miles); or
(iv)A material breach by the Company of a material provision of this
Agreement.
A condition shall not be considered “Good Reason” unless you give the Company written notice of the condition within thirty (30) days after the condition comes into existence and the Company fails to remedy the condition within thirty (30) days after receiving your written notice.
(i)Definition of “Disability”. For all purposes under this Agreement, “Disability” shall mean that you are unable to perform the essential functions of your position, with or without reasonable accommodation, for a period of at least one hundred twenty
(120) consecutive days because of a physical or mental impairment.
(j)Definition of “Separation”. For all purposes under this Agreement, “Separation” shall mean an “involuntary separation from service,” as defined in the regulations under Section 409A.
5.Pre-Employment Conditions.
(a)Confidentiality Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s enclosed standard Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), a copy of which is attached hereto as Attachment A.
(b)Right to Work. For purposes of federal immigration law, you will be required, if you have not already, to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Start Date, or the Company’s Employment relationship with you may be terminated.
(c)Verification of Information. This Agreement is also contingent upon the successful verification of the information you provided to the Company during your application process, as well as a general background check performed by the Company to confirm your suitability for Employment. By accepting this Agreement, you warrant that all information provided by you is true and correct to the best of your knowledge, you agree to execute any and all documentation necessary for the Company to conduct a background check and you expressly release the Company from any claim or cause of action arising out of the Company’s verification of such information.

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6.Code Section 280G. In the event that it is determined that any payment or distribution of any type to or for your benefit made by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Code Section 280G, as amended, and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then such payments or distributions shall be payable either in (i) full or (ii) as to such lesser amount which would result in no portion of such payments or distributions being subject to the Excise Tax, whichever method provides you with the greater payments or distributions on an after-tax basis.
All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of Section 280G of the Code) that are required to be made under this Section 6, shall be made by the independent professionals retained by the Company (the “Auditors”), who shall provide their determination (the “Determination”), together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to you within twenty (20) business days of your termination date, if applicable, or such earlier time as is requested by the Company or you. Any Determination by the Auditors shall be binding upon the Company and you, absent manifest error. The Company shall pay the fees and costs of the Auditors.
Any reduction in payments and/or benefits required by this Section 6 shall be determined by the Company.
7.Miscellaneous Provisions.
(a)Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, or Federal Express, with delivery charges prepaid. In your case, mailed notices shall be addressed to you at the home address that you most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
(b)Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized member of the Compensation Committee. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the

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subject matter hereof. This Agreement, the Confidentiality Agreement and the Equity Documentation contain the entire understanding of the parties with respect to the subject matter hereof and supersede and replace your previous offer letter or employment agreement with the Company and any amendments thereto.
(d)Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
(e)Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California without giving effect to provisions governing the choice of law. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.
(f)Assignment; Successors. The rights and obligations under this Agreement shall be binding upon and inure to the benefits of any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets (a “Successor Entity”). For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets that becomes bound by this Agreement. The Company may assign its rights under this Agreement to any Successor Entity without your consent. This Agreement and all of your rights and obligations hereunder are personal to you and may not be transferred or assigned by you at any time. This Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
(g)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

Adam Laponis December 18, 2023

We are all delighted to be able to offer you employment on the terms and conditions set forth in this Agreement. To indicate your acceptance of the Company’s offer of employment with the Company, please sign and date this Agreement in the space provided below and return it to me.
Very truly yours,
TWIST BIOSCIENCE CORPORATION

By: /s/ Emily Leproust
(Signature)
Name: Emily Leproust
Title: Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Adam Laponis

Adam Laponis

12/18/2023

Date

Attachment A: Confidential Information and Invention Assignment Agreement

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ATTACHMENT A

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
(See Attached)

TWIST BIOSCIENCE CORPORATION
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT
As a condition of my employment with Twist Bioscience Corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this At-Will Employment, Confidential Information, and Invention Assignment Agreement (this “Agreement”):
1.AT-WILL EMPLOYMENT

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.CONFIDENTIALITY

A.Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, nor to deny employees the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law.
B.Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.
C.Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company.
3.OWNERSHIP

A.Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (attached hereto as Exhibit B) (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto, as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.
C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
E.Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.
F.Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
G.Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 3.A ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870 (ATTACHED HERETO AS EXHIBIT B). I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE CRITERIA

IN CALIFORNIA LABOR CODE SECTION 2870 AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.
4.CONFLICTING OBLIGATIONS

A.Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
5.RETURN OF COMPANY MATERIALS

A.Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).
B.Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession (or custody or control), recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.
C.Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
D.Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
E.No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.
6.TERMINATION CERTIFICATION

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C.
7.NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
8.COMPLIANCE WITH COMPANY POLICIES

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s conflict of interest guidelines (outlined in the Company’s Code of Business Conduct and Ethics), any of which may be revised from time to time during my employment.
9.REPRESENTATIONS

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep confidential information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
10.AUDIT

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media Systems. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.
I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
11.MISCELLANEOUS

A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without regard to California’s conflicts-of-law. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against me by the Company.
B.Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of my employment with the Company.
12.PROTECTED ACTIVITY NOT PROHIBITED

I understand that nothing in this Agreement limits or prohibits me from filing and pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, public prosecutor, or law enforcement agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit B.

Date: 12/18/2023                     /s/ Adam Laponis

Signature

Adam Laponis

Name of Employee (typed or printed)

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
NA

    No inventions or improvements
    Additional Sheets Attached

Date: 12/18/2023 /s/ Adam Laponis
Signature

Adam Laponis

Name of Employee (typed or printed)

EXHIBIT B
CALIFORNIA LABOR CODE SECTION 2870 INVENTION ON OWN TIME - EXEMPTION FROM AGREEMENT
“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)Result from any work performed by the employee for the employer.
(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”
SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016
“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

EXHIBIT C
Twist Bioscience Corporation TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, custody, or control, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Twist Bioscience Corporation (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me.
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, and Invention Assignment Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
After    leaving    the    Company’s    employment,    I    will    be    employed    by
     in the position of
    .

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications: